SCHEDULE 14A
                              (Rule 14a-101)

                 INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934 (Amendment No. 1)


Filed by the registrant     X

Filed by a party other than the registrant

Check the appropriate box:

        Preliminary proxy statement

  X     Definitive proxy statement

        Definitive additional materials

        Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                           POLAROID CORPORATION
             (Name of Registrant as Specified in Its Charter)


                            RICHARD F. deLIMA
                (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

     X     $125 per Exchange Act Rule O-11(c)(1)(ii), 14a-6(i)(1), or
               14a-6(j)(2).
           $500 per each party to the controversy pursuant to Exchange Act
              Rule 14a-6(i)(3).
           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

  (1)  Title of each class of securities to which transaction applies:

___________________________________________________________________________

  (2)  Aggregate number of securities to which transactions applies:

___________________________________________________________________________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:(1)<F1>

___________________________________________________________________________

[FN]

- ---------------

<F1>(1)  Set forth the amount on which the filing fee is calculated and state how it was determined.

  (4)  Proposed maximum aggregate value of transaction:

___________________________________________________________________________


          Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:

___________________________________________________________________________

  (2)  Form, schedule or registration statement no.:

___________________________________________________________________________

  (3)  Filing party:

___________________________________________________________________________

  (4) Date filed:

___________________________________________________________________________

Polaroid
Corporation
Notice of
1994 Annual
Meeting of
Stockholders
and Proxy
Statement

Polaroid Corporation
549 Technology Square
Cambridge, Massachusetts 02139


March 15, 1994

To Polaroid Employee Benefit Plan Participants:

    This booklet contains important information to assist you in voting as a participant in one or both of the Polaroid benefit plans under which shares of Polaroid stock are held in trust: the Polaroid Stock Equity Plan (the "ESOP") and the Polaroid Profit Sharing Retirement Plan (the "Profit Sharing Plan"). You should refer also to the Company's Annual Report for 1993 and the Voting Instructions form enclosed with this booklet.

    The Company's Annual Meeting will be held on Tuesday, May 10, 1994, for the following purposes:

    1. To elect twelve directors to serve until the next Annual Meeting of Stockholders.

    2. To ratify the appointment of KPMG Peat Marwick as independent auditors of the Company for the year 1994 -- recommended by the Board of Directors.

    3. To consider and act upon a stockholder proposal -- opposed by the Board of Directors.

    4. To conduct such other business as may properly come before the meeting.

    You have a right to instruct the Plan Trustee to vote your stock. Subject to the Plan Trustee's responsibilities under the plan, your shares and fractions of shares will be voted in accordance with your instructions on the enclosed Voting Instructions form. If you do not send in your instructions, your shares will be voted in the same proportion as the shares of other participants from whom instructions are received. Unallocated ESOP shares will be voted in the same proportion as the voting of shares allocated to ESOP participants' accounts.

Sincerely yours,

RICHARD F. deLIMA

Richard F. deLima
Vice President, Secretary and General Counsel

SO THAT YOUR STOCK MAY BE VOTED, PLEASE MARK, SIGN AND DATE THE ENCLOSED VOTING INSTRUCTIONS FORM AND RETURN IT IN THE ENVELOPE PROVIDED NOT LATER THAN MAY 3, 1994.

  Polaroid Corporation
  549 Technology Square
  Cambridge, Massachusetts 02139





  March 15, 1994


  To Our Stockholders:

      You are cordially invited to attend the Company's 1994 Annual Meeting on Tuesday, May 10, 1994, in Wellesley, Massachusetts.

      The meeting will begin at 2:00 P.M. at Alumnae Hall, Wellesley College.

      The principal items of business will be the election of directors, ratification of the appointment of independent auditors and the consideration of a stockholder proposal. I will also report on the progress of the Company during the past year and answer stockholder questions.

      The vote of every stockholder is important. Please note that returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so. Your cooperation in promptly signing, dating and returning your proxy will be greatly appreciated.

  Sincerely yours,

  I. MacALLISTER BOOTH

  I. MacAllister Booth
  Chairman, President and
  Chief Executive Officer

NOTICE OF ANNUAL MEETING



To the Stockholders:

    The Annual Meeting of Stockholders of Polaroid Corporation will be held at Alumnae Hall, Wellesley College, Wellesley, Massachusetts, on Tuesday, May 10, 1994, at 2:00 P.M. for the following purposes:

    1. To elect twelve directors to serve until the next Annual Meeting of Stockholders.

    2. To ratify the appointment of KPMG Peat Marwick as independent auditors of the Company for the year 1994 -- recommended by the Board of Directors.

    3. To consider and act upon a stockholder proposal -- opposed by the Board of Directors.

    4. To conduct such other business as may properly come before the meeting. Stockholders of record at the close of business on March 11, 1994 are entitled to vote at the meeting.

By order of the Board of Directors.


RICHARD F. deLIMA

Richard F. deLima
Vice President, Secretary and General Counsel

March 15, 1994



                            YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             POLAROID CORPORATION
                               PROXY STATEMENT


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Polaroid Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company on Tuesday, May 10, 1994, and any adjournment.

All holders of record of common stock of the Company as of the close of business on March 11, 1994, the record date, are entitled to vote at the meeting. As of that date, 46,820,350 shares of common stock of the Company were outstanding. Each share is entitled to one vote. A favorable vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote is required for the approval of each of the proposals described in this Proxy Statement.

If a proxy is signed and not revoked the shares it represents will be voted in accordance with the instructions of the stockholder. Shares represented by a proxy marked for abstention on a proposal will be counted as represented at the meeting with respect to the proposal, but will not be voted for or against the proposal. (The effect of marking a proxy for abstention, however, is the same as marking it against the proposal.) Shares registered in the name of a broker will be counted as represented at the meeting only for the proposals as to which the broker's proxy gives voting directions.

At any time before a proxy is voted it may be revoked by the stockholder who submitted it. If a proxy is signed and returned without instructions as to one or more proposals, and the shares it represents are not registered in the name of a broker, the shares will be voted on those proposals in accordance with the recommendations of the Board of Directors.

For participants in the Company's Automatic Dividend Reinvestment Plan, proxies representing shares of common stock held of record will also represent shares held under that plan.

The approximate date on which this Proxy Statement and proxy are first being sent to stockholders is March 18, 1994.

ELECTION OF DIRECTORS

At the Annual Meeting, twelve directors will be elected to hold office until the next Annual Meeting and until their respective successors are elected and qualify. All nominees have consented to be named in this Proxy Statement and to serve if elected.

All nominees except Ralph E. Gomory were elected directors at the last Annual Meeting.

The Company has agreed to use its best efforts to secure the election to the Board of Directors by the Company's stockholders of one nominee designated by Corporate Advisors, L.P. and satisfactory to the Board. The agreement terminates such right when specified affiliates beneficially own less than 1,500,000 shares of common stock and their voting power is less than 3% of the Company's then outstanding voting power. The agreement will terminate, in any event, on January 30, 1999. Mr. Pollack is the designated nominee.

The following information is submitted respecting the nominees for election:

    I. MacAllister Booth, 62, has been a director since 1983. He is Chairman, President and Chief Executive Officer of the Company. He is also a director of Western Digital Corporation, John Hancock Mutual Life Insurance Company, and State Street Bank and State Street Holding Company.

    Yen-Tsai Feng, 71, has been a director since 1981. She has been retired since July 1990, prior to which she was the Roy E. Larsen Librarian of Harvard College.

    Ralph E. Gomory, 64, has been a director since July 1993. He is President of the Alfred P. Sloan Foundation. He is also a director of Ashland Oil, Inc., Bank of New York, Lexmark International, Inc., and Washington Post Company.

    Frank S. Jones, 65, has been a director since 1973. Since February 1992, he has been Professor Emeritus, and, prior to that time, was Ford Professor of Urban Affairs of Massachusetts Institute of Technology. He is also a director of CIGNA Corporation, Capital Cities/ABC, Inc., and Scientific Games Holdings Corporation.

    James D. Mahoney, 59, has been a director since 1993. He is a Plant Engineering Manager of the Company.

    Henry Necarsulmer, 80, has been a director since 1967. Since January 1990, he has been a consultant to Lehman Brothers Inc. (an investment banking firm) and from January 1988 to January 1990 was an Advisory Director of that firm.

    Kenneth H. Olsen, 68, has been a director since 1975. He has been retired since October 1992. Prior to that time, he was the President, Chief Executive Officer and a Director of Digital Equipment Corporation (a manufacturer of computer and peripheral equipment). He is also a director of Ford Motor Company.

    Lester Pollack, 60, has been a director since 1989. Since June 1988, he has been the Senior Managing Director, Corporate Advisors, L.P. (investment partnership). Since June 1986, he has been a general partner at Lazard Freres & Co. (investment banking firm) and the Chief Executive Officer, Centre Partners, L.P. (investment partnership). He is also a director of Continental Cablevision, Inc., CNA Financial Corporation, Kaufman & Broad Home Corporation, Loews Corporation, Paramount Communications Inc., Parlex Corporation, Sphere Drake Holding Limited, SunAmerica, Inc. (formerly Broad, Inc.), Tidewater Inc., and Transco Energy Company.

    Charles P. Slichter, 70, has been a director since 1975. He is Professor of Physics and Chemistry, Center for Advanced Study, Loomis Laboratory of Physics, University of Illinois.

    Ralph Z. Sorenson, 60, has been a director since 1984. Since July 1993, he has been Professor, University of Colorado. From July 1992 to July 1993 he was Dean of the College of Business at the University of Colorado, and from September 1989 until July 1992, he was an Adjunct Professor at Harvard Business School. Prior to that time, he was the Chairman of the Board, President and Chief Executive Officer of Barry Wright Corporation. He is also a director of Eaton Vance Corporation, Exabyte Corporation, Houghton Mifflin Company, and Sweetwater, Inc.

    Delbert C. Staley, 69, has been a director since 1989. He has been retired since October 1991. From October 1989 until October 1991, he was the Chairman and a Director of NYNEX International Management Committee. He was Chairman, Chief Executive Officer and a Director of NYNEX Corporation from 1983 until his retirement in September 1989. He is also a director of Allied-Signal, Inc., Ball Corporation, The Bank of New York Company, Inc., The Bank of New York, Dean Foods Company, John Hancock Mutual Life Insurance Company, and Digital Equipment Corporation.

    Alfred M. Zeien, 64, has been a director since 1985. Since February 1991, he has been Chairman of the Board and Chief Executive Officer of The Gillette Company (a manufacturer of consumer products). From January 1, 1991 to February 1991, he was President and Director, and prior to that time, Vice Chairman of the Board of The Gillette Company. He is also a director of Repligen Corporation, Massachusetts Mutual Life Insurance Company, Bank of Boston Corporation, Raytheon Company, and Gillette Company.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information as of January 31, 1994 with respect to shares of common stock owned by (i) beneficial owners of more than 5% of the outstanding common stock; (ii) the chief executive officer and the four other most highly compensated executive officers of the Company; (iii) each director of the Company; and (iv) all directors and executive officers as a group. Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.

                                                        Common Stock
                                                        Beneficially                Percent of
Name                                                    Owned(1)<F1>(2)<F2>         Class
- ---------------------------------------------------------------------------------------------------
EXECUTIVE OFFICERS AND DIRECTORS
- ----------------------------------------------------------------------------------------------------
I. MacAllister Booth                                       53,046                                *<f0>
Sheldon A. Buckler                                         23,323                                *<f0>
Bruce B. Henry                                             17,665                                *<f0>
Joseph R. Oldfield                                         18,309                                *<f0>
William J. O'Neill, Jr.                                    19,442                                *<f0>
Yen-Tsai Feng                                               3,620                                *<f0>
Ralph E. Gomory                                             1,000                                *<f0>
Frank S. Jones                                              3,100                                *<f0>
James D. Mahoney                                            1,413                                *<f0>
Henry Necarsulmer                                           7,000                                *<f0>
Kenneth H. Olsen                                            5,000(3)<F3>                         *<f0>
Lester Pollack                                              3,000(4)<F4>                         *<f0>
Charles P. Slichter                                         3,200(5)<F5>                         *<f0>
Ralph Z. Sorenson                                           3,200                                *<f0>
Delbert C. Staley                                           3,200                                *<f0>
Alfred M. Zeien                                             3,400                                *<f0>
All directors and executive officers as a group           211,499                                *<f0>
  (21 persons)
FIVE PERCENT OWNERS
- -------------------
NationsBank of Georgia, N.A.                            9,655,496(6)<F6>                     20.6%
  600 Peachtree Street, NE Plaza
  Atlanta, Georgia 30308
LFCP Corp. and Corporate Advisors, L.P.                 4,307,687(7)<F7>                      8.4%
  One Rockefeller Plaza
  New York, New York 10020
FMR Corp.                                               2,442,111(8)<F8>                      5.2%
  82 Devonshire Street
  Boston, Massachusetts 02109
Waddell & Reed Investment Management Company            2,392,550(9)<F9>                      5.1%
Waddell & Reed Asset Management Company
  6300 Lamar Avenue
  Shawnee Mission, KS 66202-4200

- ------------------------------------------------------------------------------
<f0>       *Less than 1%
<F1>(1)    The number of shares set forth opposite the name of each nominee or executive officer includes shares obtainable upon the exercise of stock options under the Polaroid Stock Incentive Plans within 60 days of January
           31, 1994 (the "Option Shares"): 41,760 for Mr. Booth, 16,660 for Mr.
           Buckler, 13,795 for Mr. Henry, 0 for Mr. Mahoney, 15,075 for Mr. O'Neill,
           14,135 for Mr. Oldfield, 3,000 for each of the other nominees (with the exception of Mr. Gomory whose options are not exercisable), and 159,200 for all directors and executive officers as a group.


<F2>(2)  	  Includes allocated shares under the Polaroid Stock Equity Plan (the
           "ESOP") and shares under the Polaroid Profit Sharing Retirement Plan:
           4,936 for Mr. Booth, 4,463 for Mr. Buckler, 3,620 for Mr. Henry, 1,413 for
           Mr. Mahoney, 4,367 for Mr. O'Neill, 3,768 for Mr. Oldfield, and 34,073 for
           all directors and executive officers as a group.

<F3> (3)   Includes 2,000 shares held in a revocable trust created by Mr. Olsen. Mr.
           Olsen does not have investment powers with respect to such shares.

<F4>(4)    Does not include an aggregate of 4,307,687 shares of common stock (8.4%)
           (described in Note 7) as to which Mr. Pollack disclaims beneficial ownership.

<F5>(5)    Includes 200 shares over which Dr. Slichter has shared investment powers.

<F6>(6)    Includes 9,652,184 shares (20.6%) held by NationsBank of Georgia, N.A.
           ("NB-Georgia"), as Trustee for the ESOP, of which 5,700,043 shares have been allocated to the accounts of the ESOP participants and 3,952,141 shares are unallocated. Also includes 3,312 shares not held as Trustee for the ESOP (the "Non-ESOP Shares"). NB-Georgia has sole voting power over
           3,312 Non-ESOP shares, sole dispositive power over 0 Non-ESOP shares and shared dispositive power over 3,312 Non-ESOP shares. NationsBank
           Corporation ("NationsBank"), the parent holding company of NB-Georgia, beneficially owns (directly and through subsidiaries) 9,710,475 shares
           (20.7%), which includes 9,652,184 ESOP shares. Of the 58,291 additional shares, NationsBank has sole voting power over 37,296 shares, shared voting power over 6,522 shares, sole dispositive power over 23,821 shares and shared dispositive power over 16,112 shares.

<F7>(7)    The Company has received the following information: LFCP Corp. ("LFCP"), a subsidiary of Lazard Freres & Co. ("Lazard Freres"), is the general partner of Corporate Advisors, L.P. LFCP and Corporate Advisors, L.P. are
           referred to collectively as "Corporate Partners". Corporate Advisors, L.P.
           is the general partner of two limited partnerships, Corporate Partners,
           L.P. ("CP") and Corporate Offshore Partners, L.P. ("Offshore"). CP and
           Offshore are referred to collectively as the "Partnerships". Corporate
           Advisors also serves as investment manager over assets held in a certain custody account for the State Board of Administration of Florida (the
           "SBA"). The Partnerships and the SBA are referred to collectively as
           "Corporate Partners Affiliates". Giving effect to the conversion of all the Convertible Subordinated Debentures due 2001 (the "Subordinated
           Debentures") over which CP holds conversion rights, CP beneficially owns
           3,635,350 shares of common stock (7.2%). Through their control of
           Corporate Partners Affiliates, each of LFCP and Corporate Advisors may be deemed to own beneficially 4,307,687 shares of common stock (8.4%)
           issuable upon exercise of rights to convert the Subordinated Debentures.
           Lester Pollack, a director of the Company, is Chairman, Treasurer and a director of LFCP, Senior Managing Director of CP and a general partner of
           Lazard Freres. Through those positions, Mr. Pollack may be deemed to control Corporate Partners and to be able to direct the voting and investment of common stock beneficially owned by Corporate Partners. Mr.
           Pollack disclaims beneficial ownership of such 4,307,687 shares of common stock.

<F8>(8)    FMR Corp. has sole voting power over 9,804 shares and sole dispositive power over 2,442,111 shares.

<F9>(9)    Waddell & Reed Investment Management Company has sole voting power over
           1,496,900 shares and sole dispositive power over 1,496,900 shares. Waddell
           & Reed Asset Management Company has shared voting power over 895,650 shares and shared dispositive power over 895,650 shares.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Executive Committee is composed of I. MacAllister Booth (Chairman), Sheldon A. Buckler, Henry Necarsulmer, Kenneth H. Olsen and Charles P. Slichter.

The Audit Committee is composed of Henry Necarsulmer (Chairman), Yen-Tsai Feng, Frank S. Jones, Ralph Z. Sorenson and Delbert C. Staley. The functions of the Audit Committee include recommending to the Board of Directors the appointment of the independent auditors, reviewing the independence of the auditors, reviewing in advance the plan and scope of the annual audit, reviewing and approving professional services provided by the independent auditors, considering in advance the range of audit and non-audit services and reviewing the adequacy of the Company's system of internal accounting controls.

The Human Resources Committee is composed of Delbert C. Staley (Chairman), Frank S. Jones, Lester Pollack, Ralph Z. Sorenson and Alfred M. Zeien. The functions of the Committee include recommending to the Board of Directors the remuneration of the Company's officers and other senior personnel and proposals to adopt various employee benefit plans in which directors, officers and senior personnel are eligible to participate.

The Committee on Directors is composed of Alfred M. Zeien (Chairman), Kenneth
H. Olsen, Lester Pollack, and Charles P. Slichter. The Committee recommends nominees to the Board of Directors.

During 1993, the numbers of meetings of the Board of Directors and of the Audit Committee, Human Resources Committee and Committee on Directors were, respectively, 11, 3, 8 and 0. The average attendance of directors at meetings of the Board of Directors was 91%. All current directors attended 75% or more of the aggregate of the meetings of the Board and meetings of Committees of the Board on which they served, except Messrs. Gomory, Pollack and Staley whose attendance was, respectively, 20%, 68% and 67%. Mr. Gomory became a member of the Board in July of 1993. Previously scheduled meetings created a direct conflict with his attendance at the Company's Board meetings during the balance of the year.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Directors' fees are paid only to directors who are not employees. Each such director is paid $16,000 per year as an annual retainer and $1,000 for each Board or Committee meeting attended. Committee chairmen receive an additional $2,000 per year.

Pursuant to the terms of the Polaroid Board of Directors Stock Option Plan (the "Stock Option Plan"), a one-time grant of an option for 3,000 shares of common stock is made to each non-employee director on the later of the date the Stock Option Plan was approved or the date the director joins the board. Options are valued at the fair market price on the date of grant.

The Polaroid Board of Directors Retirement Plan ("Retirement Plan") provides that each non-employee Director who has served on the Board for at least five years receives, commencing in the year following the year in which his or her service as a Director ends, an annual payment equal to the then annual retainer. Payments continue for a number of years equal to the number of years in which he or she served as a non-employee Director prior to attaining age
73. The age limitation does not apply to any director who attained age 73 prior to January 1, 1990. No participant may receive annual payments under the Retirement Plan for more than 25 years.

BOARD PROPOSAL -- TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

Subject to shareholder ratification, the Board of Directors has appointed KPMG Peat Marwick as the independent auditors of the financial statements of the Company for 1994.

KPMG Peat Marwick has performed audit and non-audit services for the Company for many years. Representatives of KPMG Peat Marwick will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS BOARD PROPOSAL.

STOCKHOLDER PROPOSAL TO SEPARATE THE POSITION OF CHAIRMAN FROM THAT OF CHIEF EXECUTIVE OFFICER/PRESIDENT

The Company has been informed that New York City Teachers' Retirement System, Municipal Building, New York, NY 10007-2341, the holder of 155,100 shares of common stock, intends to submit the resolution set forth below for adoption at the Annual Meeting.

    "WHEREAS, the board of directors is meant to be an independent body elected by shareholders and charged by law and shareholders with the duty, authority and responsibility to formulate and direct corporate policies, and

    WHEREAS, the chairperson of the board is responsible for, among other things, the smooth functioning of the board by setting the agenda, presiding at board meetings and ensuring that directors are given adequate information, and the chair should have a central role in the board's evaluation of management's performance, and

    WHEREAS, the position of chairperson should be a nonexecutive role, whose basic responsibilities should include working with the directors to direct management operations and overseeing corporate strategy, compliance with laws, accounting principles and ethical standards applicable to our company,

    NOW THEREFORE, BE IT RESOLVED, that the shareholders request that the by-laws be amended to provide that the positions of chairperson of the board, and chief executive officer/president not be held by the same individual and that the chairperson not be a former CEO of this company, but be elected from among the outside, independent directors."

    The stockholder has submitted the following supporting statement:

    "We believe that shareholders will best be served when the board includes a chairperson who is chosen from among the independent, outside directors. Such a person will bring objectivity and unique perspectives to issues facing our company.

    As matters stand, the chief executive officer/president is an employee of the company who reports to our board of directors. However, he or she also acts as the chairperson of the very same board he or she is accountable to. There is an appearance of a conflict of interests each time matters concerning executive compensation policies, possible takeover offers and corporate performance issues arise. How can one person who serves as both chairperson and CEO/president evaluate his or her own performance?

    Clearly, shareholders have no role to play in the day-to-day operations of our company. We rely on management to run, direct, and operate the company and we expect the directors to oversee management. We believe this on-going dynamic, and the resolution of our company's disappointing performance, can best be served by having different individuals serve as chairperson and chief executive officer/president."

    "We urge you to vote FOR this proposal."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS RESOLUTION FOR THE FOLLOWING REASONS:

The Board of Directors believes that separating the position of Chairman of the Board from the positions of Chief Executive Officer and President is neither necessary nor desirable. The chief executive officer of the Company has been the Chairman of the Board since the Company's founding in 1937. The arrangement has worked well.

The proponent states that a chairperson chosen from the outside directors will bring objectivity and unique perspectives to issues facing the Company. All directors now have the opportunity, however, to bring objectivity and perspectives to the work of the Board. The proponent does not explain how that opportunity will be enhanced if an outside director becomes Chairman of the Board. The advice and counsel brought to the Company by the outside director will not differ in any respect if one of them becomes Chairman.

The combination of the position of Chairman and those of Chief Executive Officer and President does not create a conflict of interest, as suggested by the proponent. The Committee on Human Resources and the Board of Directors evaluate the performance and establish the compensation of the Chief Executive Officer and President. No officer or employee of the Company, including the Chief Executive Officer and President, serves or has served on the Human Resources Committee, and none participates or has participated in the Board's evaluation of the performance or establishment of the compensation of the Chief Executive Officer and President.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE RESOLUTION.

EXECUTIVE COMPENSATION HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

COMMITTEE PROCEDURES

The Human Resources Committee (the "Committee") of the Board of Directors acts as the compensation committee of the Company. The Committee makes recommendations to the Board of Directors on the Company's executive compensation policies, as well as the compensation to be paid to the Chief Executive Officer and the other executive officers of the Company. Based on the Committee's recommendations, the Board of Directors makes the final decisions on executive compensation. None of the members of the Committee is or has been an officer or employee of the Company or receives remuneration from the Company in any capacity other than as a director.

COMPENSATION PHILOSOPHY

The Company's executive compensation program recognizes that attracting, retaining and rewarding superior officers is important to the success of the Company. The objectives of the Company's executive compensation program are to provide incentives to enhance shareholder value, to support the implementation of the Company's business strategy and to improve both corporate and personal performance. The Committee attempts to provide fair and competitive total compensation, including adequate cash compensation, while awarding incentives, typically options to purchase common stock, which are designed to align the interests of management with those of the stockholders.

The Company examines the compensation arrangements of ten comparable companies in determining appropriate levels and structures of base salary, and annual and long-term incentive compensation. The comparable companies used by the Committee are engaged in diverse photographic, technological and consumer goods businesses. Five of these companies are included in the industry index used by the Company in the Performance Graph below. To provide a better basis for comparison, the compensation information of the comparable companies is adjusted by an independent compensation consultant to reflect differences in sales volume. While the Company strives to provide comparable pay for comparable performance, total compensation for the Company's executive officers has generally been below that of the comparable companies.

The three key components of the Company's executive compensation program are
(i) base salaries, (ii) annual bonuses, and (iii) long-term incentives, currently in the form of options to purchase common stock. The executive compensation program is structured to increase the proportion of risk-related incentives and long-term incentives at progressively higher management levels. At higher executive levels, therefore, incentive compensation comprises a larger proportion of total compensation, and long-term incentive compensation comprises a larger proportion of total incentive compensation.

COMPONENTS OF COMPENSATION

Base Salary. The primary factor in determining the base salary range for the Chief Executive Officer is the salary range of the chief executive officers of the comparable companies discussed above. The primary considerations in establishing base salary ranges for other executive officers are (i) each officer's position relative to the Chief Executive Officer, (ii) the level of responsibility of the officer, (iii) the base salaries of similar officers in the comparable companies, and (iv) the Company's assessment of the importance of the position to its overall objectives. Within a range, each salary is adjusted based on the individual's performance. For executives named in the summary compensation table below, base salaries are moderately below the base salaries paid by the comparable companies referred to above to executives in similar positions.

Annual Bonus Awards. The Company's officers are eligible for annual cash bonuses pursuant to the Polaroid Executive Incentive Compensation Plan, in which approximately 225 of the Company's employees participated in 1993. The Board of Directors, upon recommendation of the Committee, establishes an internal operating profit target which is used to determine the Company's contribution under the plan. For 1993, the internal operating profit target was established based on a goal of earnings before interest, taxes, employee incentive plans and the charge for the 1993 severance program. In addition, a threshold profit target is established below the operating profit target. For 1993, the threshold profit target was set at approximately 80% of the operating profit target. The internal operating profit target and the threshold profit target may be adjusted to exclude unusual and significant expenses or revenues if such adjustment is approved by the Board of Directors. The Company has made such adjustments in recent years in connection with severance charges and with revenues received in the settlement of the Eastman Kodak litigation.

Bonus opportunity award levels are established for each class of participant under the plan and are correlated to the internal operating profit target and threshold profit target. If the operating profit target is attained, the full bonus opportunity amount is contributed by the Company. Conversely, if the threshold profit target is not met, the Company does not make any contribution to the plan. The Board of Directors may nevertheless award special distributions for significant individual achievement. The Board of Directors has made no such award to an executive named in the summary chart below during the past three years. If only the threshold profit target is met, the Company makes a smaller contribution to the plan. For 1993, this threshold contribution was set at 3313% of the target contribution. At other attainment levels, the Company's contribution is determined proportionately.

Following determination of the Company's contribution under the bonus plan, the Chief Executive Officer's participation in the plan is determined by the plan formula. For other classes of participants, including the other executive officers, the award for each participant consists of two parts. The first part of the award is the result of applying 50% of the bonus opportunity percentage for that participant class to the participant's annual salary. The second part of the award is the result of applying to the participant's annual salary a percentage determined by the Committee on the recommendation of the Chief Executive Officer to reflect the participant's performance. This percentage must be within 0% to 100% of the bonus opportunity percentage for the participant class. The total bonus award for any participant may not exceed 75% of the participant's annual salary.

In 1993, there were no awards to the executives named in the summary chart below, because the threshold profit target was not met.

Long-Term Incentives. Pursuant to the Company's Stock Incentive Plan, officers of the Company may receive incentive awards as determined by the Committee. Officers of the Company have received non-qualified stock options with related dividend equivalents pursuant to the Stock Incentive Plan. For the past four years, the exercise price of options has been based on the closing price of the Company's common stock on the fifth business day after the release of the financial results for the first quarter even though such price may be lower than the fair market value on the date of grant. The Board of Directors has recently amended the Stock Incentive Plan, however, to provide that options under the Plan may not be issued with an exercise price less than the fair market value on the date of grant. Stock option awards achieve the important objective of rewarding executives for the enhancement of shareholder value and for long-term strategic management. The primary factors the Committee takes into account in making awards to the Chief Executive Officer and the other executive officers under the Stock Incentive Plan are (i) the officer's level of responsibility in the Company, (ii) the practices of comparable companies, and (iii) the likely value of the officer's contributions to the long-term growth of the Company. The
Committee typically does not consider the amount of options already outstanding or previously awarded in making such decisions. The value of the options granted, including the value of the accompanying dividend equivalents, is roughly equivalent to the value of the long-term incentive paid by our comparable companies to executives in similar positions.

A second type of long-term incentive for officers is provided through mandatory participation in the Company's Officers' Compensation Exchange Plan. Upon the implementation of the Plan in 1989, the base compensation of officer participants was reduced by 5%, in exchange for which the participants receive biannual allocations of units tied in value to the market price of the common stock. The value of an officer's account is equal to the number of the officer's units in the plan multiplied by the fair market value of common stock on the date of distribution. Under the terms of this Plan, a participant's allocation equals 50% of the stock which would have been allocated to the participant under the Polaroid Stock Equity Plan without regard to IRS limitations, plus the amount of stock that would have been allocated under the ESOP if the Internal Revenue Code imposed no limits on allocations. The units are cashed out based upon the market value of the stock at the date of distribution, which is, generally, the date of retirement or termination of employment or on August 31, 1998, whichever is earlier, unless the participant defers payment until retirement, but in any event not earlier than six months from the date of award. Distributions under the Plan are paid in cash.

The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which provides a limit on the deductibility of compensation for certain executive officers in excess of $1,000,000 per year. Future options granted under the Stock Incentive Plan will be structured to be exempt from the deduction limit under the transition rules proposed by the Internal Revenue Service. The remaining current compensation structure is not likely to create compensation in excess of $1,000,000 for any of the specified officers. The Committee will continue to review the situation in light of the final regulations and future events, however, with an objective of achieving deductibility to the extent possible.

The Company entered into a retirement and severance arrangement with Dr. Buckler during the time of the Company-wide severance program in the first quarter of 1993 in connection with his deferred retirement. The additional amount Dr. Buckler received is the amount he would have received had he terminated during this severance program.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

Mr. Booth's base salary was increased by approximately 5% from 1992 to 1993. The Committee recommended this increase after reviewing the salary ranges for the chief executive officers of comparable companies, considering Mr. Booth's personal performance as the Company's Chief Executive Officer in 1993 and for past years. The Chief Executive Officer's salary is moderately below the salary paid to chief executive officers in comparable companies.

The table under "Option Grants in 1993" sets forth Mr. Booth's option grant for 1993. In 1993, Mr. Booth received $72,828.00 in dividend equivalents on the options previously granted to him. Upon exercise of these options, Mr. Booth will realize a gain if the market price of the common stock exceeds the exercise price of the options. This appreciation in the common stock would also benefit all of the Company's shareholders.

Submitted by the Human Resources Committee:

        Delbert C. Staley, Chairman
        Frank S. Jones
        Lester Pollack
        Ralph Z. Sorenson
        Alfred M. Zeien

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation earned in 1991, 1992 and 1993 by the CEO of the Company and its four other most highly compensated executive officers. The Company paid no compensation which would be reportable in a column for "Other Annual Compensation" and therefore no such column is shown in the table.



                                             Annual
                                          Compensation                      Long-Term
                                  ----------------------------    ------------------------------
                                                                                     Long-Term
                                                                                     Incentive             All
                                                                      Stock            Plan               Other
                                    Salary          Bonus (1)<F1>    Options        Payouts (2)<F2>    Compensation
  Name and Position      Year         ($)              ($)             (#)              ($)              ($) (3)<F3>
- --------------------------------------------------------------------------------------------------------------------
I.M. Booth
Chairman, President,     1993        525,507               0         40,000                 0             69,526
Chief Executive          1992        500,004         207,233         35,540                 0             61,202
Officer                  1991        490,500         219,141         36,020            71,184             53,906
- --------------------------------------------------------------------------------------------------------------------
S.A. Buckler
Vice Chairman of the     1993        336,045               0         20,000                 0            625,536
Board,                   1992        325,008         115,734         18,840                 0             39,009
Office of the CEO        1991        314,550         123,408         19,080            38,338             33,353
- --------------------------------------------------------------------------------------------------------------------
W. J. O'Neill, Jr.
Executive Vice
President,               1993        261,558               0         15,000                 0             34,720
Chief Financial          1992        244,527          71,084         12,680                 0             29,463
Officer                  1991        241,146          77,906         12,740            32,350             25,656
- --------------------------------------------------------------------------------------------------------------------
J.R. Oldfield
Executive Vice           1993        268,935               0         15,000                 0             35,611
President,               1992        241,419          75,589         12,680                 0             29,037
Photographic Imaging     1991        225,144          73,389         12,060            26,736             28,353
- --------------------------------------------------------------------------------------------------------------------
B.B. Henry
Executive Vice
President,               1993        257,640               0         15,000                 0             34,046
High Resolution          1992        233,427          73,038         12,160                 0             27,983
Imaging                  1991        219,054          71,670         11,640            25,562             27,477

- --------------------------------------------------------------------------------------------------------------------
<F1>(1) The amounts shown in this column for 1993 were earned under the Executive
    Incentive Compensation Plan, the Company's annual bonus plan for executives. The amounts shown for 1991 and 1992 aggregate the amounts earned under that Plan and the 1991 Special Incentive Plan. The Special
    Incentive Plan provides employees incentive payments attributable to the amount received in 1991 in settlement of the patent infringement litigation between the Company and Eastman Kodak Company. The Special
    Incentive Plan was created as part of the Company's tradition of providing profit sharing incentives to employees to encourage them to work more effectively for the success of the Company. Distributions to the named officers under the Special Incentive Plan occurred in 1991 and 1992.

<F2>(2) Payments for 1991 were made pursuant to the 1989 Incentive Program which terminated on December 31, 1991.


<F3>(3) The amounts shown in this column include the value of shares of common stock in the ESOP and the Profit Sharing Retirement Plan ("PSRP") and the value of units allocated to participants under the Officers' Compensation Exchange Plan ("OCEP") in the years shown. The value of the shares or units was calculated by using a year-end closing price of $ 26.625 per share of common stock for 1991, $31.125 for 1992 and $33.50 for 1993. For 1993, the amounts represent: $47,842 OCEP, $189 PSRP and $21,495 ESOP for Mr. Booth; $23,324 OCEP, $159 PSRP and $21,038 ESOP for Dr. Buckler; $13,689 OCEP, $226 PSRP and $20,805 ESOP for Mr. O'Neill; $14,632 OCEP, $175 PSRP and $20,805 ESOP for Mr. Oldfield; and $13,164 OCEP, $125 PSRP and $20,757 ESOP for Mr. Henry. In 1993, for Mr. Booth this amount also includes a seniority award of $9,615, and for Dr. Buckler this amount includes a severance payment of $581,015 in connection with his retirement. In 1991, for Mr. Oldfield and Mr. Henry this amount also includes seniority awards of $4,423 and $4,269, respectively. A seniority award is paid to every employee on the tenth anniversary of employment and on each fifth anniversary subsequent thereto.

OPTION GRANTS IN 1993
The following table sets forth information concerning Stock Options granted in 1993 to the CEO and the other named executive officers under the Polaroid Stock Incentive Plan.

                                                            Individual Grants
- ------------------------------------------------------------------------------------------------------------------------------
                                                                      Percent of
                                                                    Total Options
                                                          Options     Granted to     Exercise or    Market Price
                                                          Granted    Employees in    Base Price     on Grant Date   Expiration
      Name                                                  (#)      Fiscal Year       ($/Sh)          ($/Sh)          Date
- ------------------------------------------------------------------------------------------------------------------------------
I.M. Booth                                                40,000         4.72           32.25           37.00        04-26-03
- -------------------------------------------------------------------------------------------------------------------------------
S.A. Buckler                                              20,000         2.36           32.25           37.00        04-26-03
- -------------------------------------------------------------------------------------------------------------------------------
W.J. O'Neill, Jr.                                         15,000         1.77           32.25           37.00        04-26-03
- -------------------------------------------------------------------------------------------------------------------------------
J.R. Oldfield                                             15,000         1.77           32.25           37.00        04-26-03
- --------------------------------------------------------------------------------------------------------------------------------
B.B. Henry                                                15,000         1.77           32.25           37.00        04-26-03

                                                        Grant Date
                                                         Present
      Name                                               Value $
- -------------------------------------------------------------------
I.M. Booth                                               921,600
- -------------------------------------------------------------------
S.A. Buckler                                             460,800
- -------------------------------------------------------------------
W.J. O'Neill, Jr.                                        345,600
- --------------------------------------------------------------------
J.R. Oldfield                                            345,600
- --------------------------------------------------------------------
B.B. Henry                                               345,600

- ------------------------------------------------------------------------------

<F1>(1) All grants (i) were made on a discounted basis with the exercise price of
        $32.25 per share which was the closing price on the fifth business day after the first quarter financial results were released; the fair market value of the stock on the date of the grant, June 15, 1993, was $37.00;
        (ii) vest 25% per year beginning April 26, 1994; (iii) will terminate April 26, 2003, or earlier, if there is a separation of service (including termination, retirement, death); (iv) cease vesting when an officer's employment terminates; and (v) accelerate to full vesting upon a change in control or retirement after specified years of service. Dividend equivalents identical in both timing and value to the dividends paid to shareholders on common stock, are paid on outstanding options under the Plan. Common stock dividends have been $0.15 per quarter since 1987.

<F2>(2) The Options are valued using the Black-Scholes option pricing model. The estimated values under the Black-Scholes model are based on various assumptions regarding variables such as stock price volatility, future dividend yield and interest rates. In calculating the grant date present values set forth in the table above (i) a factor of 31.82% has been assigned to the volatility of the common stock, based on daily stock market quotations for the 12 months preceding the date of grant; (ii) the yield on the common stock has been set at 1.62%, based upon its annual dividend rate of $0.60 per share at date of grant; (iii) the dividend equivalent feature has been valued by taking the present value of the dividends which would be paid over time assuming a constant dividend yield; (iv) the risk-free rate of return has been fixed at 5.96%, the rate for a ten-year U.S. Treasury Note in June 1993; and (v) the actual option term to the expiration date of April 26, 2003 has been used (approximately
        9.9 years). The actual value that an executive may realize, if any, will depend on the amount by which the stock price at the time of exercise exceeds the exercise price. There is no assurance that the value realized by an executive will equal or approximate the value estimated by the Black-Scholes model.

AGGREGATED OPTION EXERCISES IN 1993 AND 1993 YEAR-END OPTION VALUES

The following chart shows the number of shares exercised in 1993 and the number of shares covered by both "exercisable" (vested) and "unexercisable" (unvested) stock options as of December 31, 1993. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such stock options and the year-end price of the common stock of $33.50.

                                              Shares                          Number of              Value of Unexercised
                                             Acquired                     Unexercised Options         In-the-money Options
                                                on            Value         at 12/31/93(#)            at 12/31/93 ($)(2)<F2>
                                              Exercise        Realized  --------------------------  --------------------------
      Name                                      (#)           ($)(1)<F1> Exercisable  Unexercisable  Exercisable  Unexercisable
- -------------------------------------------------------------------------------------------------------------------------------
I.M. Booth                                         0              0       26,895        84,665        237,643       434,245
- -------------------------------------------------------------------------------------------------------------------------------
S.A. Buckler                                    5,000        63,750       14,250        43,670        125,910       228,625
- ---------------------------------------------------------------------------------------------------------------------------------
W.J. O'Neill, Jr.                                  0              0        9,540        30,880         84,279       155,334
- -------------------------------------------------------------------------------------------------------------------------------
J.R. Oldfield                                      0              0        9,200        30,540         81,176       152,231
- -------------------------------------------------------------------------------------------------------------------------------
B.B. Henry                                         0              0        8,860        29,940         71,188       147,098

- -------------------------------------------------------------------------------------------------------------------------------

<F1>(1) Aggregate fair market value on the date of exercise, less the exercise price.

<F2>(2) Aggregate fair market value underlying unexercised options at year end, less the exercise price.

PENSION PLAN TABLE

The Polaroid Pension Plan is a defined benefit plan qualified under the rules of the Internal Revenue Code of 1986 (the "Code") which provides a pension benefit to all eligible employees, including officers. To the extent that any participant's benefit exceeds limitations imposed by the Code, the excess benefits are paid out of unfunded supplementary plans. The following Table provides the aggregate annual pension benefit that would be payable under all these plans to a participant at age 65 in the form of a straight life annuity based on the Final Average Compensation and benefit accrual as of December 31, 1993, before the deduction for Social Security equal to 123% of the participant's primary social security benefit multiplied by his or her years of service (not in excess of 30 years). Final Average Compensation is a participant's average annual compensation for the five consecutive highest compensation years in the participant's last 10 years of employment. For this purpose, Compensation includes base pay plus overtime and shift premiums up to 15% of base pay and excludes any bonus payment or any payment pursuant to any incentive compensation or profit sharing plan. Such amounts for the named executives are shown in the "Salary" column of the Summary Compensation Table. Compensation for 1993 is deemed to be 107.55% of "compensation" as otherwise defined in the plan.




    Final                              Years of Service
   Average      --------------------------------------------------------------
     Pay($)         15           20           25           30           35
- ------------------------------------------------------------------------------
   125,000         33,938       45,250       56,563       67,875      67,875
- ------------------------------------------------------------------------------
   150,000         40,725       54,300       67,875       81,450      81,450
- ------------------------------------------------------------------------------
   175,000         47,513       63,350       79,188       95,025      95,025
- ------------------------------------------------------------------------------
   200,000         54,300       72,400       90,500      108,600     108,600
- ------------------------------------------------------------------------------
   225,000         61,088       81,450      101,813      122,175     122,175
- ------------------------------------------------------------------------------
   250,000         67,875       90,500      113,125      133,750     133,750
- ------------------------------------------------------------------------------
   300,000         81,450      108,600      135,750      162,900     162,900
- ------------------------------------------------------------------------------
   400,000        108,600      144,800      181,000      217,200     217,200
- ------------------------------------------------------------------------------
   450,000        122,175      162,900      203,625      244,350     244,350
- ------------------------------------------------------------------------------
   500,000        135,750      181,000      226,250      271,500     271,500
- ------------------------------------------------------------------------------
   550,000        149,325      199,100      248,875      298,650     298,650
- ------------------------------------------------------------------------------
   600,000        162,900      217,200      271,500      325,800     325,800
- ------------------------------------------------------------------------------
   650,000        176,475      235,300      294,125      352,950     352,950
- ------------------------------------------------------------------------------

The following table sets forth current compensation as defined in the Pension Plan and credited years of service of the CEO and the other named executive officers.

     Name        Pension Plan Compensation($)        Credited Years of Service
- ------------------------------------------------------------------------------
I.M. Booth               527,910                                22.0
- ------------------------------------------------------------------------------
S.A. Buckler             336,805                                22.0
- ------------------------------------------------------------------------------
W.J. O'Neill, Jr.        266,163                                22.0
- ------------------------------------------------------------------------------
J.R. Oldfield            243,002                                22.0
- ------------------------------------------------------------------------------
B.B. Henry               235,374                                22.0
- ------------------------------------------------------------------------------

THE POLAROID EXTENDED SEVERANCE PLAN

The Extended Severance Plan is established for all employees of the Company who may be adversely affected following a change in control of the Company. The Extended Severance Plan becomes operative when there is a change in control of the Company or after the acquisition by a person or a group of 30% or more of the Company's stock. The Extended Severance Plan also becomes operative upon the occurrence of certain events after the acquisition by a person or a group of 20% or more of the Company's stock.

A participant in the Extended Severance Plan is entitled to receive a severance payment under the Extended Severance Plan. This payment will be made in lieu of a normal severance payment, if, within two years of the Extended Severance Plan becoming operative, his or her employment is terminated for any reason by the Company, except for serious or willful misconduct, or if he or she voluntarily leaves the Company after the occurrence of certain defined events which adversely affect the participant. This severance payment will be the greater of (i) twice the highest amount provided under any Company layoff or severance plan; (ii) one-twelfth of one month's Compensation for each month of service; or (iii) six months' Compensation. However, this severance payment may not exceed thirty months of Compensation. For purposes of the Extended Severance Plan, Compensation includes base pay, shift and overtime premiums and cash bonuses (except for payments under long-term incentive plans such as the 1989 Incentive Award Program). A participant who receives a severance payment under the Extended Severance Plan has the right to continue to receive certain Company welfare benefits, such as medical, dental and life insurance coverage.

RETIREMENT AND SEVERANCE AGREEMENT WITH DR. BUCKLER

In the first quarter of 1993, the Company entered into a retirement and severance arrangement with Dr. Buckler. The monetary value of the arrangement equals the value Dr. Buckler would have received if he had terminated his employment during the Company-wide 1993 severance program. Under the arrangement Dr. Buckler (i) agreed not to retire until May 31, 1994; (ii) received a severance payment of $581,015 in December, 1993; (iii) will receive a pension enhancement through a special plan of $1,936 per month; (iv) will receive an annual bonus, if awarded, with respect to 1994, prorated based on the time worked in 1994; (v) will receive medical and dental benefits on the same terms as those who left in the 1993 severance program; and (vi) will receive a 1994 Stock Option Award based on current salary and position and, for all options that are not exercised when they lapse on May 31, 1997, a lump sum payment equal to the then present value of the unpaid dividend stream assuming the options would have remained exercisable for 10 years from the date of grant.

PERFORMANCE GRAPH

The following graph compares the Company's cumulative total shareholder return (including dividends) over the last five fiscal years with the S&P 500 Index and a peer group index comprised of the Fortune 500 Scientific, Photographic, and Control Equipment Index (for 1993: Eastman Kodak, Xerox, 3M, Baxter International, Honeywell, Johnson Controls, EG&G, Becton Dickinson, Bausch & Lomb, Tektronix, Varian Associates, United States Surgical, Medtronic,
C.R. Bard, Thermo Electron, Perkin-Elmer, Beckman Instruments, Millipore, Ametek, Kendall International, Pall, and Anacomp).

                           COMPARISON OF FIVE-YEAR
                   CUMULATIVE TOTAL SHAREHOLDER RETURN (1)<F1>
                                                S&P                 FORTUNE
FISCAL YEAR ENDED        POLAROID             500 INDEX                500
- ---------------------------------------------------------------------------
Measurement Point
December 31, 1988          $100                  $100                  $100
December 31, 1989          $126                  $132                  $117
December 31, 1990          $ 65                  $128                  $126
December 31, 1991          $ 76                  $166                  $178
December 31, 1992          $ 91                  $179                  $177
December 31, 1993          $100                  $197                  $189

- ----------------

<F1>(1) Assumes that the value of the investment in the Company's common stock and in each index was $100 on December 31, 1988 and that all dividends were reinvested.

OTHER MATTERS

The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by use of the mails, some officers and regular employees of the Company may solicit proxies personally or by telephone or by telegraph. The Company has engaged Georgeson & Co. Inc. to assist in proxy solicitation at a cost of $15,000 plus out-of-pocket expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company's stock.

Nominations to the Board of Directors by Stockholders must be made in accordance with the information and timely notice requirements of the Company's By-Laws, a copy of which may be obtained from the Secretary of the Company. Such nominations must be in writing. For consideration at an annual meeting, such nominations must be received by the Secretary of the Company not later than 90 days in advance of such meeting.

Stockholder proposals intended for presentation at the 1995 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy not later than December 9, 1994.

By order of the Board of Directors.


RICHARD F. deLIMA

Richard F. deLima
Vice President, Secretary and General Counsel

March 15, 1994

              [MAP SHOWING LOCATION OF ALUMNAE HALL, WELLESLEY COLLEGE,

                             WELLESLEY, MASSACHUSETTS]

Polaroid
Corporation
Notice to
Polaroid Stock
Equity Plan
(ESOP) and
Polaroid Profit
Sharing Retirement
Plan Participants
and 1994 Proxy
Statement